EXHIBIT 99.3
Press Release
For further information, please contact:
Daniel R. Kadolph, Senior Vice President and Chief Financial Officer
(708) 450-6759
MIDWEST BANC HOLDINGS RAISES DIVIDEND
AND APPROVES STOCK REPURCHASE PROGRAM
STRONG FINANCIAL PERFORMANCE LEADS TO 8% INCREASE
Melrose Park, Illinois (May 3, 2006) –Midwest Banc Holdings, Inc. (NASDAQ: MBHI), reported at its annual stockholder meeting today that its board of directors has increased its quarterly dividend by 8% to $0.13 per common share from $0.12 per share; an annualized rate of $0.52 per common share. The new payout rate will become effective with the July 5, 2006 dividend which will be payable to stockholders of record as of June 16, 2006. In addition the board of directors has announced a 5.0% stock repurchase program.
“Our strong asset quality and improved financial performance certainly justify this increase in cash returns to shareholders,” said E.V. Silveri, chairman of the community bank holding company. “Our board of directors welcomes the opportunity to raise our dividend in response to stronger and improved performance.”
James J. Giancola, president and chief executive officer, said, “Following the closing of the merger of Royal American Corporation into Midwest, we will be in a position from time to time to repurchase shares of our common stock. It is appropriate for the corporation to have a stock repurchase program available. Shares will be purchased from time to time in the open market or in privately negotiated transactions as market conditions warrant.”
In April, Midwest Banc Holdings, Inc. reported first quarter earnings that were approximately double the year-earlier level, reflecting strong growth in lending activity and other operating improvements. Asset quality and coverage ratios also improved in all major categories, Silveri noted.
At the close of the first quarter, Midwest Banc Holdings, Inc. reported 21.9 million shares outstanding.

At today’s annual meeting of the company, stockholders voted to:
•	Increase the number of common shares issuable under the company’s Stock and Incentive Plan to 3.9 million from 2.5 million and to provide that all plan shares may be issued in the form of restricted stock awards.

•	Increase the total number of shares of common stock that can be issued from 32 million to 64 million.

•	Approve retention of 10 board members for new one-year terms. The board is now composed of 10 members, rather than 12, as directors Daniel Nagle and Robert D. Small did not stand for re-election to the board.

•	Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the firm.
Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area. The Company’s principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Financial and Investment Services, Inc., and Midwest Bank Insurance Services, LLC.
ADDITIONAL INFORMATION
In connection with the proposed acquisition of Royal American Corporation (“Royal”) by the Company, the Company has filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of the Company’s common stock to be issued to the shareholders of Royal. The registration statement includes a proxy statement/prospectus which has been sent to the shareholders of Royal seeking their approval of the proposed transaction.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, ROYAL AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to the Company, 501 W. North Avenue, Melrose Park, Illinois 60160, Attention: Investor Relations (telephone number (708) 865-1053) or Royal, 1604 W. Colonial Parkway, Inverness, Illinois 60067, Attention: Investor Relations (telephone number (847) 202-8300).
The Company, Royal and their respective directors, executive officers, and certain other members of management may be deemed to be participants in the solicitation of proxies from the shareholders of Royal in connection with the merger transaction. For information about the Company’s directors, executive officers and members of management, shareholders are asked to refer to the most recent proxy statement issued by the Company, which is available on its web site and at the address provided in the preceding paragraph. Information regarding Royal’s directors, executive officers and members of management and their respective interests in the proposed transaction is available in the proxy statement/prospectus of the Company and Royal described above and other relevant materials to be filed with the SEC.
This press release contains certain “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company’s Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company’s business which should be considered in evaluating “Forward-Looking Statements.”